Allegiant Q4 and FY 2015 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2015
FINANCIAL RESULTS
Fourth Quarter 2015 Fully Diluted Earnings per Share of $3.38
Full Year Fully Diluted Earnings per Share of $12.94

LAS VEGAS. January 27, 2016 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full year 2015, as well as comparisons to prior year equivalents:

	Three Months Ended December 31,			Twelve Months Ended December 31,
Unaudited	2015	2014	Change	2015	2014	Change
Total operating revenue (millions)	$310.9	$279.0	11.4%	$1,262.2	$1,137.0	11.0%
Operating income (millions)	$93.8	$14.8	534.0%	$371.7	$157.3	136.2%
Net income (millions)	$56.7	$4.8	1,082.9%	$220.4	$86.7	154.2%
Diluted earnings per share	$3.38	$0.27	1,151.9%	$12.94	$4.86	166.3%
Return on capital employed (LTM)*				25.6%	19.2%
* - see appendix for calculation

“I am happy to report that we had another profitable year,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “The drop in global energy prices was a big contributor to these results, and once again the team executed on our unique model, generating operating margins just short of 30% for the year. We also faced operational challenges during the year. To that end, I have asked Scott Sheldon and Jude Bricker to take over certain of these areas. Scott will oversee our Inflight and Operations control areas. Jude will now lead the Flight operations and Maintenance teams, as well as taking on the title of COO of Allegiant Air. Over the past ten years, these gentlemen have demonstrated excellent managerial skills and have been critical to our success. I am confident these skills will benefit the operational groups they will be supervising. It is a great time to be at Allegiant. Once again, I want to thank every team member for their dedication and effort this past year. Thank you for all that you do."

Notable fourth quarter 2015 company highlights

•	Network growth - Fourth quarter scheduled service ASMs grew by 25 percent; cities by nine percent, routes by 27 percent

◦	As of December 31, 2015 the company is selling 296 routes versus 233 routes during the same time period last year

•	Airbus aircraft - Added seven Airbus A320 series aircraft into service during the fourth quarter

Allegiant Q4 and FY 2015 Earnings

•	Share repurchase - Returned approximately $7.6 million to shareholders through the repurchase of 37,400 shares during the fourth quarter

•	Dividend - Declared dividends of $32.8 million during the quarter

◦	Paid a recurring dividend of $0.30 per share in early December 2015

◦	Paid a special dividend of $1.65 per share in early January 2016

•	Aircraft financing - Raised $28 million in debt secured by two A319 aircraft in December

◦	Entered into a senior secured revolving credit facility in December with the ability to borrow up to $56 million

Fourth quarter 2015 network trends

•	Airbus growth - Had 24 Airbus series aircraft in service on December 31, 2015 compared to 11 as of end of 2014

•	Airbus network - Airbus aircraft flew over 39 percent of the fourth quarter ASMs versus 23 percent a year ago

•	Additional bases - Added one new base in Pittsburgh, PA

•	Medium sized cities - Serve 18 medium sized cities on December 31, 2015 versus eight a year ago

•	757 fleet - Retired one 757 in October 2015

◦	Expect to have retired the remainder of the fleet by the end of the 2017 winter holiday period

Fourth quarter 2015 revenue performance

•	Average fare-scheduled service - Decreased by 14 percent versus last year

◦	Off peak flying was 24 percent of ASMs for the fourth quarter versus 20 percent a year ago

◦	New markets (markets operating less than one year) were 16 percent of ASMs for the fourth quarter versus six percent a year ago

•	Average fare-total - Decreased by seven percent versus last year

◦	Three dollar increase in the convenience fee occurred late in the fourth quarter of 2014

•	Other impacts on TRASM - Accounting for credit card surcharge as a reduction of cost had a two point negative impact on fourth quarter TRASM

First quarter 2016 revenue trends

•	TRASM guidance - First quarter TRASM is expected to decrease between 13 and 11 percent versus the first quarter last year

◦	Off peak flying is expected to be 26 percent of ASMs for the first quarter

◦	New markets (markets operating less than one year) are expected to be 12 percent of ASMs for the first quarter

◦	Accounting for credit card surcharge is expected to have a 0.6 point negative impact on first quarter TRASM

Fourth quarter 2015 cost performance

•	CASM - Declined 34.3 percent

◦	ASMs per gallon improved by three percent versus last year to 71.2

•	CASM ex fuel - Declined 32.4 percent

◦	Excluding the $43 million 757 write-down in December 2014, CASM ex fuel declined 11.7 percent

•	Salary and benefits - Total labor expense increased 23.5 percent versus the same period last year

◦	Full time equivalent employees increased by 18.0 percent associated with a 10.3 percent increase in average number of aircraft in service

◦	Pilot pay band increase in May 2015 resulted in higher pilot pay rates

◦	Bonus accrual increased by over 100 percent due to increased profitability

•	Station operations - Stations expense per departure increased four percent versus the same period last year

First quarter and full year 2016 cost trends

•	First quarter 2016 CASM ex fuel - CASM ex fuel is expected to decrease between four and two percent versus the same period last year

Allegiant Q4 and FY 2015 Earnings

•	Full year CASM ex fuel - CASM ex fuel is expected to be between zero and an increase of four percent

•	Maintenance and repairs expense - Expected to be between $115 and $125 thousand per aircraft per month for full year 2016

◦	Expect 12 more heavy maintenance events than last year

◦	Expect the number of events to be spread relatively equally throughout the year

•	Total ownership expense per aircraft per month - Full year 2016 total of depreciation expense and aircraft lease rental expense per aircraft per month is expected to be between $100 and $110 thousand

Balance sheet highlights

•	2016 Capital expenditures - Expect CAPEX to be $188 million

•	Shareholder returns - $190 million of cash was returned to shareholders in 2015

◦	$62 million was returned through dividends

▪	The Company intends to pay a dividend of $0.30 per share on March 15, 2016 to all shareholders of record as of March 4, 2016

◦	$128 million returned through share repurchases

▪	Share repurchase authority as of January 27, 2016 is $54 million

•	Financing transactions - In December 2015, the Company raised $28 million in debt secured by two A319 aircraft

◦	In December 2015, the Company entered into a senior secured revolving credit facility under which it will be able to borrow up to $56 million

Unaudited (millions)	12/31/2015	12/31/2014	Change
Unrestricted cash*	$397.4	$416.8	(4.7)%
Total debt	$641.7	$588.8	9.0%
Total Allegiant Travel Company stockholders’ equity	$350.0	$292.9	19.5%
* - Unrestricted cash includes investments in marketable securities.

	Twelve Months Ended December 31,
Unaudited (millions)	2015	2014	Change
Capital expenditures	$252.7	$421.4	(40.0)%

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q4 and FY 2015 Earnings

Guidance, subject to revision

	January 2016	1Q16
Estimated TRASM year-over-year change	(15) to (13)%	(13) to (11)%

Fixed fee and other revenue guidance		1Q16
Fixed fee and other revenue (millions)		$11 to $13

Capacity guidance
System	1Q16	2Q16	FY16
Departure year-over-year growth	14 to 18%	13 to 17%
ASM year-over-year growth	15 to 19%	12 to 16%	12 to 16%
Scheduled
Departure year-over-year growth	14 to 18%	13 to 17%
ASM year-over-year growth	15 to 19%	12 to 16%	12 to 16%

Cost guidance	1Q16		FY16
CASM ex fuel – year-over-year change	(4) to (2)%		0 to 4%

CAPEX guidance			FY16
Capital expenditures (millions)			$188
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	4Q15	1Q16	YE16
MD-80 (166 seats)	51	50	46
757 (215 seats)	5	5	5
A319 (156 seats)	10	11	17
A320 (177 seats)	14	16	16
Total	80	82	84
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, January 27, 2016 to discuss its fourth quarter and full year 2015 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4 and FY 2015 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$178,720	$172,434	3.6
Ancillary revenue:
Air-related charges	108,262	83,257	30.0
Third party products	8,513	8,248	3.2
Total ancillary revenue	116,775	91,505	27.6
Fixed fee contract revenue	7,754	6,894	12.5
Other revenue	7,640	8,117	(5.9)
Total operating revenue	310,889	278,950	11.4
OPERATING EXPENSES:
Aircraft fuel	61,409	79,909	(23.2)
Salary and benefits	58,683	47,500	23.5
Station operations	27,525	21,214	29.7
Maintenance and repairs	22,087	22,191	(0.5)
Sales and marketing	4,442	6,223	(28.6)
Aircraft lease rentals	234	3,048	(92.3)
Depreciation and amortization	24,499	23,054	6.3
Other	18,248	17,741	2.9
Special charge	—	43,280	NM*
Total operating expenses	217,127	264,160	(17.8)
OPERATING INCOME	93,762	14,790	534.0
OTHER (INCOME) EXPENSE:
Interest income	(443)	(229)	93.4
Interest expense	5,979	7,388	(19.1)
Other - net	(18)	(45)	(19.1)
Total other (income) expense	5,518	7,114	(22.4)
INCOME BEFORE INCOME TAXES	88,244	7,676	1,049.6
PROVISION FOR INCOME TAXES	31,536	2,928	977.0
NET INCOME	56,708	4,748	1,094.4
Net loss attributable to noncontrolling interest	—	(46)	NM*
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$56,708	$4,794	1,082.9
Earnings per share to common stockholders (1):
Basic	$3.38	$0.29	1,065.5
Diluted	$3.38	$0.27	1,151.9
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,728	17,377	(3.7)
Diluted	16,789	17,450	(3.8)
NM* - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2015 and 2014
(Unaudited)

	Three Months Ended December 31,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,360,735	1,966,058	20.1
Revenue passenger miles (RPMs) (thousands)	2,210,736	1,846,164	19.7
Available seat miles (ASMs) (thousands)	2,712,464	2,169,062	25.1
Load factor	81.5%	85.1%	(3.6)
Operating expense per ASM (CASM) (cents)	8.00	12.18	(34.3)
Fuel expense per ASM (cents)	2.26	3.68	(38.6)
Operating CASM, excluding fuel (cents)	5.74	8.49	(32.4)
ASMs per gallon of fuel	71.2	69.0	3.2
Departures	17,677	14,178	24.7
Block hours	41,432	33,272	24.5
Average stage length (miles)	900	898	0.2
Average number of operating aircraft during period	76.2	69.1	10.3
Average block hours per aircraft per day	5.9	5.2	13.5
Full-time equivalent employees at end of period	2,846	2,411	18.0
Fuel gallons consumed (thousands)	38,071	31,422	21.2
Average fuel cost per gallon	$1.61	$2.54	(36.6)
Scheduled service statistics:
Passengers	2,320,853	1,921,585	20.8
Revenue passenger miles (RPMs) (thousands)	2,173,930	1,810,322	20.1
Available seat miles (ASMs) (thousands)	2,623,873	2,093,833	25.3
Load factor	82.9%	86.5%	(3.6)
Departures	16,850	13,423	25.5
Block hours	39,969	31,983	25.0
Total scheduled service revenue per ASM (TRASM)** (cents)	11.26	12.61	(10.7)
Average fare — scheduled service	$77.01	$89.74	(14.2)
Average fare — ancillary air-related charges	$46.65	$43.33	7.7
Average fare — ancillary third party products	$3.67	$4.29	(14.5)
Average fare — total	$127.33	$137.36	(7.3)
Average stage length (miles)	914	916	(0.2)
Fuel gallons consumed (thousands)	36,817	30,298	21.5
Average fuel cost per gallon	$1.61	$2.57	(37.4)
Percent of sales through website during period	94.4%	94.5%	(0.1)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Allegiant Travel Company
Consolidated Statements of Income
Twelve Months Ended December 31, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$735,563	$732,020	0.5
Ancillary revenue:
Air-related charges	434,317	331,689	30.9
Third party products	40,177	36,587	9.8
Total ancillary revenue	474,494	368,276	28.8
Fixed fee contract revenue	19,747	17,403	13.5
Other revenue	32,384	19,347	67.4
Total operating revenue	1,262,188	1,137,046	11.0
OPERATING EXPENSES:
Aircraft fuel	278,394	388,216	(28.3)
Salary and benefits	229,802	193,345	18.9
Station operations	102,294	84,667	20.8
Maintenance and repairs	92,575	86,781	6.7
Sales and marketing	21,349	28,492	(25.1)
Aircraft lease rentals	2,326	15,945	(85.4)
Depreciation and amortization	98,097	83,409	17.6
Other	65,649	55,566	18.1
Special charge	—	43,280	NM*
Total operating expenses	890,486	979,701	(9.1)
OPERATING INCOME	371,702	157,345	136.2
OTHER (INCOME) EXPENSE:
Interest income	(1,391)	(774)	79.7
Interest expense	26,510	21,205	25.0
Other - net	(136)	(217)	25.0
Total other (income) expense	24,983	20,214	23.6
INCOME BEFORE INCOME TAXES	346,719	137,131	152.8
PROVISION FOR INCOME TAXES	126,389	50,828	148.7
NET INCOME	220,330	86,303	155.3
Net loss attributable to noncontrolling interest	(44)	(386)	(88.6)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$220,374	$86,689	154.2
Earnings per share to common stockholders (1):
Basic	$12.97	$4.87	166.3
Diluted	$12.94	$4.86	166.3
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,923	17,729	(4.5)
Diluted	16,962	17,782	(4.6)
NM* - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics:
Passengers	9,500,611	8,154,357	16.5
Revenue passenger miles (RPMs) (thousands)	8,944,952	7,825,962	14.3
Available seat miles (ASMs) (thousands)	10,526,610	8,945,616	17.7
Load factor	85.0%	87.5%	(2.5)
Operating expense per ASM (CASM) (cents)	8.45	10.95	(22.8)
Fuel expense per ASM (cents)	2.64	4.34	(39.2)
Operating CASM, excluding fuel (cents)	5.81	6.61	(12.1)
ASMs per gallon of fuel	70.2	69.4	1.2
Departures	68,653	56,961	20.5
Block hours	160,431	135,572	18.3
Average stage length (miles)	900	918	(2.0)
Average number of operating aircraft during period	74.3	68.8	8.0
Average block hours per aircraft per day	5.9	5.4	9.3
Full-time equivalent employees at end of period	2,846	2,411	18.0
Fuel gallons consumed (thousands)	149,951	128,933	16.3
Average fuel cost per gallon	$1.86	$3.01	(38.2)
Scheduled service statistics:
Passengers	9,355,097	8,017,442	16.7
Revenue passenger miles (RPMs) (thousands)	8,821,908	7,711,696	14.4
Available seat miles (ASMs) (thousands)	10,236,075	8,693,631	17.7
Load factor	86.2%	88.7%	(2.5)
Departures	65,683	54,440	20.7
Block hours	155,403	131,210	18.4
Total scheduled service revenue per ASM (TRASM)** (cents)	11.82	12.66	(6.6)
Average fare — scheduled service	$78.63	$91.30	(13.9)
Average fare — ancillary air-related charges	$46.43	$41.37	12.2
Average fare — ancillary third party products	$4.29	$4.56	(5.9)
Average fare — total	$129.35	$137.23	(5.7)
Average stage length (miles)	915	934	(2.0)
Fuel gallons consumed (thousands)	145,654	125,173	16.4
Average fuel cost per gallon	$1.87	$3.05	(38.7)
Percent of sales through website during period	95.1%	93.8%	1.3

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended December 31,
Return on capital calculation (millions)	2015	2014
Net income attributable to Allegiant Travel Company (1)	$220.4	$113.3
Income tax	126.4	66.8
Interest expense	26.5	21.2
Less interest income	(1.4)	(0.8)
	371.9	200.5

Interest income	1.4	0.8
Tax rate	36.5%	37.1%
Numerator	237.0	126.6

Total assets as of prior December 31	1,235.1	930.2
Less current liabilities as of prior December 31	362.0	290.7
Plus short term debt as of prior December 31	52.6	20.2
Denominator	925.7	659.7
Return on capital employed	25.6%	19.2%

(1) Net income attributable to Allegiant Travel Company for the twelve months ended December 31, 2014 is adjusted. Refer to calculation below for reconciliation.

Reconciliation of net income attributable to Allegiant Travel Company adjusted for special item (in thousands)	Twelve Months Ended December 31, 2014
Net income as reported	$86,303
Add: provision for income taxes	50,828
Income before income taxes, as reported	137,131

Special item:
Write down of Boeing 757 fleet after tax	43,280
Adjusted income before income taxes	180,411
Provision for income taxes	66,752
Adjusted net income	113,659
Net loss attributable to noncontrolling interest	(386)
Adjusted net income attributable to Allegiant Travel Company	$113,273